NewGen Technologies Announces Biodiesel
Manufacturing Joint Venture with Advanced
Biotechnology, Inc.

Monday September 19, 7:30 am ET

CHARLOTTE, N.C.--(BUSINESS WIRE)--Sept. 19, 2005--NewGen Technologies, Inc. (OTCBB: NWGN - News) today announced that its wholly-owned US subsidiary, ReFuel America Inc., has signed an agreement with Advanced Biotechnology, Inc. to form a joint venture to build and operate biodiesel plants in the Southeast - with the first facility to be based in Sandersville, Georgia. The new company will be named Advanced Biotechnologies, LLC and managed by Gordon Harper, CEO of Advanced Biotechnology, Inc.

Bruce Wunner, NewGen's chairman and CEO, stated, "This joint venture serves as the initial step in our plans to manufacture, process, and distribute biofuels in the U.S. that can substantially increase a vehicle's operating efficiency while reducing the amount of carbon monoxide, particulates, and nitrous oxides produced.

"We know the management of Advanced Biotechnology well and trust them to bring our plants online," Mr. Wunner continued. "We expect the first facility to have a capacity to produce 60 million gallons of biodiesel per year and to be up and running by the fourth quarter of 2006 - at which point it will be the largest plant of its kind in the U.S. We look forward to working with Advanced Biotechnology to make this a reality."

Gordon Harper, CEO of Advanced Biotechnology, added, "We are pleased with the interest and support given by local government representatives, along with the Washington County (GA) Industrial Development Authority and the Sandersville Railroad. Their enthusiasm for the project and the area's logistical advantages were the key factors in our site selection. We were fortunate to find such a proactive local government for this endeavor."

About NewGen Technologies, Inc.

NewGen's proposed fuel products include proprietary and complex technology, substantially and predominantly derived from petroleum sources, which improves the performance of gasoline and premium diesel fuel, as well as domestically-produced and environmentally-friendly alternative fuels such as Ethanol-based E85 and Biodiesel-based B20. NewGen's technology alters the properties of fuels to allow more complete combustion. This is designed to result in improved miles per gallon and decreased production of carbon monoxide, carbon dioxide, nitrous oxides, particulates and black smoke. The vision of NewGen and ReFuel America, NewGen's wholly-owned US subsidiary, is an America less dependent on imported oil, using fuels which better preserve our most important resources - the air we breathe and water we drink. Additional information can be found at the company's website, www.nwgntech.com.

About Advanced Biotechnology, Inc.

ABI is a company that is focused on the profitable production of renewable biofuels. ABI is committed to providing clean alternative energy to reduce air pollution and the effects of global warming. ABI believes that creating a wider availability of renewable energy supplies is of the utmost importance to America's future energy security.

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Safe Harbor Statement Under the Private Securities Litigation Act of 1995 - With
the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of NWGN could differ significantly from
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expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors see the risk factors associated with our Company, review our SEC filings.

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Contact:

     Media Contact:
     New School Communications, Inc.
     Blois Olson, 651-221-1999
     b.olson@new-school.com

     or

     Investor Contact:
     Lippert/Heilshorn & Associates, Inc.
     Jody Burfening / Chris Witty, 212-201-6609 cwitty@lhai.com

Source: NewGen Technologies, Inc.